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                                                                EXHIBIT 2


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT


         AMENDMENT NO. 1 dated as of January 28, 2000 to the Rights Agreement dated as of October 22, 1997 (the "RIGHTS AGREEMENT") between VF CORPORATION, a Pennsylvania corporation (the "COMPANY"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, as Rights Agent (the "RIGHTS AGENT").

                              W I T N E S S E T H

         WHEREAS, the parties hereto desire to amend the Rights Agreement in certain respects;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Rights Agreement has the meaning assigned to such term in the Rights Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Rights Agreement shall, after this Amendment becomes effective, refer to the Rights Agreement as amended hereby.

         (b) Section 1 of the Rights Agreement is hereby amended by deleting the definition of "Continuing Director" contained therein.

         (c) Section 1 of the Rights Agreement is hereby amended by deleting from the definition of "Distribution Date" the first instance of the words "(or such later day as may be designated by action of a majority of the Continuing Directors)" and by replacing the second instance of the same words with the words "(or such later day as may be designated prior to the occurrence of a Section 11(a)(ii) Event by action of the Board of Directors)".

         SECTION 2. Exercise of Rights; Expiration Date of Rights. Section 7(d) of the Rights Agreement is hereby amended by deleting the words "the Continuing Directors have determined" from the first sentence thereof.

         SECTION 3. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. Section 11 of the Rights Agreement is hereby amended by:

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          (a) replacing the words "a majority of the Continuing Directors has determined to be" in the first sentence of subsection (a)(iii) thereof with the word "are";

          (b) replacing each instance of the words "(as determined by the Continuing Directors based upon the advice of a nationally recognized investment banking firm selected by the Continuing Directors)" in subsection (a)(iii) thereof with the words "(based upon the advice of a nationally recognized investment banking firm)";

         (c) deleting the second sentence of subsection (a)(iii) thereof;

         (d) replacing the words "first and/or second sentence of this Section 11(a)(iii)" in the third sentence of subsection (a)(iii) thereof with the words "preceding sentence";

         (e) replacing the words "Substitution Period in order to seek any authorization of additional shares and/or" in the third sentence of subsection
(a)(iii) thereof with the words "30-day period set forth above in order";

         (f) replacing the words "such first and/or second" in the third sentence of subsection (a)(iii) thereof with the words "the preceding";

         (g) deleting the words "the later of" from the last sentence of subsection (a)(iii) thereof;

         (h) deleting the words "and the first date that the right to redeem the Rights pursuant to Section 23 shall expire" from the last sentence of subsection
(a)(iii) thereof;

         (i) deleting the words ", or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors" from the second sentence of subsection (d)(i) thereof;

         (j) replacing the words "majority of the Continuing Directors" in the third sentence of subsection (d)(i) thereof with the words "nationally recognized investment banking firm";

         (k) deleting the words "by a majority of the Continuing Directors, or, if there are no Continuing Directors," from the fourth sentence of subsection
(d)(i) thereof;

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         (l) deleting the words "selected by the Board of Directors" from the fourth sentence of subsection (d)(i) thereof;

         (m) deleting the words "by a majority of the Continuing Directors then in office, or, if there are no Continuing Directors," from subsection (d)(iii) thereof; and

         (n) deleting the words "selected by the Board of Directors" from subsection (d)(iii) thereof.

         SECTION 4. Fractional Rights and Fractional Shares. Section 14(a) of the Rights Agreement is hereby amended by:

         (a) deleting the words ", or, if at the time of such selection there is an Acquiring Person, by a majority of the Continuing Directors" from the penultimate sentence thereof; and

         (b) replacing the words "majority of the Continuing Directors" in the last sentence thereof with the words "nationally recognized investment banking firm".

         SECTION 5. Redemption. Section 23(a) of the Rights Agreement is hereby amended by:

         (a) replacing the words "close of business on the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable)" in the first sentence thereof with the words "occurrence of a
Section 11(a)(ii) Event";

         (b) deleting the proviso from the first sentence thereof and the semicolon immediately preceding such proviso; and

         (c) deleting the last sentence thereof.

         SECTION 6. Exchange. (a) Section 24(a) of the Rights Agreement is hereby amended by replacing the words "any Person becomes an Acquiring Person, a majority of the Continuing Directors may, at their" in the first sentence thereof with the words "the occurrence of a Section 11(a)(ii) Event, the Board of Directors of the Company may, at its".

         (b) Section 24(b) of the Rights Agreement is hereby amended by replacing the word "Continuing" in the first sentence thereof with the words "Board of".

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         SECTION 7. Supplements and Amendments. Section 27 of the Rights
Agreement is hereby amended in its entirety to read in full as follows:

         For so long as the Rights are redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing shares of Common Stock. At any time when the Rights are no longer redeemable, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights; provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence, or (c) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment.

         SECTION 8. Determination and Actions by the Board of Directors, Etc.
Section 29 of the Rights Agreement is hereby amended by:

         (a) deleting the first parenthetical clause from the second sentence thereof; and

         (b) deleting the second parenthetical clause and the words "or the Continuing Directors" from the last sentence thereof.

         SECTION 9. Severability. Section 31 of the Rights Agreement is hereby amended by deleting the proviso contained therein and the semicolon that immediately precedes such proviso.

         SECTION 10. Form of Right Certificate. Exhibit B to the Rights Agreement is hereby amended by replacing the words "close of business on the tenth day after the Stock Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable)" in subparagraph (a) of the seventh paragraph thereof with the words "occurrence of a Section 11(a)(ii) Event".

         SECTION 11. Summary of Terms. Exhibit C to the Rights Agreement is hereby amended by:

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         (a) deleting the words ", in each case, subject to extension by a majority of the Directors not affiliated with the Acquiring Person" from the first footnote thereof;

         (b) replacing the words "a majority of the Directors not affiliated with the Acquiring Person" under the heading "Exchange" with the words "the Board of Directors";

         (c) restating the language under the heading "Redemption" in its entirety to read in full as follows:

         The Board of Directors may redeem all of the Rights at a price of $.01 per Right at any time prior to the time that any person becomes an Acquiring Person.

         (d) restating the language under the heading "Amendments" in its entirety to read in full as follows:

         For so long as the Rights are redeemable, the Rights Agreement may be amended in any respect.

         At any time after the Rights are no longer redeemable, the Rights Agreement may be amended by the Board of Directors in any respect that does not
(i) adversely affect the Rights holders (other than any Acquiring Person and certain affiliated persons), (ii) cause the Rights Agreement again to become amendable other than in accordance with this paragraph or (iii) cause the Rights again to become redeemable.

         SECTION 12. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law rules, except that the rights and obligations of the Rights Agent shall be governed by the laws of the Commonwealth of Pennsylvania.

         SECTION 13. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 14. Effectiveness. This Amendment shall become effective upon execution by each of the parties hereto of a counterpart hereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                        VF CORPORATION



                                        By: /s/ Mackey J. McDonald
                                            ------------------------------------
                                            Name:  Mackey J. McDonald
                                            Title: Chairman of the Board
                                                   President & Chief Executive
                                                   Officer


                                        FIRST CHICAGO TRUST COMPANY OF NEW YORK



                                        By: /s/ Michael S. Duncan
                                            ------------------------------------
                                            Name:  Michael S. Duncan
                                            Title: Director, Corporate Actions



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